Exhibit 32.1

I hereby certify that this Form 10-K, containing Franklin Bank Corp’s consolidated financial statements as of and for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

March 10, 2004

/s/ Anthony J. Nocella
Anthony J. Nocella
President and Chief Executive Officer